Exhibit 10.11

SECOND AMENDMENT LOAN AGREEMENT

THIS SECOND AMENDMENT TO LOAN AGREEMENT (this “Amendment”) is made and entered into as of June 15, 2016 (the “Effective Date”), by and between EDUCATIONAL DEVELOPMENT CORPORATION, a Delaware corporation (“Borrower”), and MIDFIRST BANK, a federally charted savings association (“Lender”).

BACKGROUND RECITALS

A.     Borrower and Lender are parties to that certain Loan Agreement dated as of December 1, 2015, as amended by that certain First Amendment to Loan Agreement dated as of March 10, 2016 (as amended, the “Loan Agreement”). Unless the context otherwise requires, capitalized terms used in this Amendment and not otherwise defined herein have the respective meanings assigned to them in the Loan Agreement.

B.     Borrower has requested that Lender (i) increase the Maximum Revolving Principal Amount from $6,000,000 to $7,000,000 and (ii) extend the Termination Date until June 15, 2017, and Lender has agreed to such requests, but only upon the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.	INCREASE AND EXTENSION OF REVOLVING LOAN.

1.1.     Maximum Revolving Principal Amount. Subject to the terms and conditions set forth in this Amendment, Lender hereby agrees to increase the Maximum Revolving Principal Amount from $6,000,000 to $7,000,000. Accordingly, the definition of Maximum Revolving Principal Amount appearing in Exhibit A of the Loan Agreement is hereby amended in its entirety to read as follows:

“Maximum Revolving Principal Amount” means $7,000,000.00, or if the Termination Date has occurred (and has not been extended by Lender in writing in its sole discretion), $0.

1.2.     Extension of Termination Date. The Termination Date is hereby extended from December 1, 2016, until June 15, 2017. Accordingly, the definition of Termination Date appearing in Exhibit A of the Loan Agreement is hereby amended in its entirety to read as follows:

“Termination Date” means June 15, 2017, or as may be extended by Lender in writing from time to time in Lender's sole discretion.

1.3.     Replacement Revolving Note. Borrower shall make, execute and deliver a replacement Promissory Note (Revolving Loan) in the form of Exhibit A attached hereto (the “Replacement Revolving Note”) payable to Lender in the principal amount of $7,000,000. From and after the Effective Date, all references in the Loan Agreement or any other Loan Documents to the Promissory Note evidencing the Revolving Loan or the Revolving Note shall be deemed references to the Replacement Revolving Note, together with any and all renewals, extensions or replacements thereof, amendments or modifications thereto or substitutions therefor.

2.	PRICING AND FEES.

2.1.     Definitions in Loan Agreement. Effective as of May 31, 2016, the following definitions (a) to the extent already defined in Exhibit A of the Loan Agreement, are hereby amended in their entirety to read as follows, (b) to the extent not already defined in Exhibit A, are hereby added to Exhibit A of the Loan Agreement, to be inserted in alphabetical order, to read as follows:

“EBITDA” means Borrower's net income, plus interest expense, plus depreciation and amortization expense, plus income tax expense.

“Funded Debt” means, with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (iii) all purchase money debt (including debt in respect of conditional sale or title retention arrangements and obligations in respect of the deferred purchase price of property or services) of such Person, including the principal portion of all obligations of such Person under capital leases, (iv) all Funded Debt of another Person secured by a lien on any property of such Person, whether or not such Funded Debt has been assumed, and (v) the Funded Debt or any partnership or joint venture in which such Person is a general partner or joint venture, but only to the extent to which there is recourse to such Person for the payment of such Funded Debt.

“Funded Debt to EBITDA Ratio” means, as of any date of determination, the ratio that Lender reasonably determines of Borrower's Funded Debt to Borrower's EBITDA on a trailing 12-month basis.

“Inventory Reliance Percentage” means, for any fiscal quarter, the average of the three months in such fiscal quarter, with each month being calculated as 1 minus ((i) the average of Eligible Accounts in the Borrowing Base for such month divided by (ii) the average Total Revolving Outstandings for such month).

“LIBO Rate” means the lesser of (i) the Maximum Rate, and (ii) the rate per annum equal to the sum of (a) the quotient of the LIBOR Index for Interest Period in question divided by (1 minus the Reserve Requirement), and (b) the LIBOR Margin.

“LIBOR Margin” means, for any day, a percentage per annum (expressed as basis points) as set forth below, based upon the Funded Debt to EBITDA Ratio for the most recent fiscal quarter of Borrower:

Pricing Tier	Funded Debt to EBITDA Ratio	LIBOR Margin (bps)
I	>4.00	325
II	<4.00	275

Any increase or decrease in the LIBOR Margin resulting from a change in the Funded Debt to EBITDA Ratio for the most recent fiscal quarter of Borrower shall become effective not later than 30 days following the date a Compliance Certificate is delivered and confirmed by Lender; provided, however, that if Borrower fails to deliver a Compliance Certificate on or before the applicable Compliance Certificate Due Date, then Pricing Tier I shall apply as of the first Business Day after such Compliance Certificate Due Date and shall continue to apply until not later than 30 days following the date a Compliance Certificate is delivered and confirmed by Lender, whereupon the LIBOR Margin shall be adjusted based upon the Funded Debt to EBITDA Ratio contained in such Compliance Certificate. The initial LIBOR Margin shall be determined based upon Pricing Tier I until adjusted otherwise.

2.2.     Inventory Reliance Fee. A new Section 2.5 is hereby added to the Loan Agreement to read as follows:

2.5     Inventory Reliance Fee. Borrower shall pay to Lender an inventory reliance fee on a quarterly basis, payable in arrears, beginning with the fiscal quarter ending August 31, 2016, equal to the average daily Total Revolving Outstandings for such fiscal quarter multiplied by IO basis points (.10%); provided, however, such fee shall not be payable if the Inventory Reliance Percentage for such fiscal quarter is less than or equal to 70%.

3.	OTHER MODIFICATIONS TO LOAN AGREEMENT.

3.1.     Amended Definitions.  The following definitions appearing in Exhibit A of the Loan Agreement are hereby amended in their entirety to read as follows:

“Borrowing Base” means, as of any calculation date, the sum of (i) 80% of Eligible Accounts and (ii) 25% of Eligible Inventory; provided, however, Eligible Inventory shall not be more than 80% of the Borrowing Base.

“Borrowing Base Certificate Due Date” means the 20th calendar day following the end of each calendar month. If the Borrowing Base Certificate Due Date is on a day which is not a Business Day, then the Borrowing Base Certificate Due Date will be the next Business Day.

“DTW Test Default” means the Debt to Worth Ratio is greater than: (i) as of the last day of the fiscal quarters ending August 31, 2016, and November 30, 2016, 3.50:1.00, (ii) as of the last day of the fiscal quarters ending February 28, 2017, May 31, 2017, August 31, 2017, and November 30, 2017, 3.25:1.00, and (iii) as of the last day of each fiscal quarter thereafter, 3.00:1.00.

3.2.     Field Audit. A new subsection (x) is hereby added to Section 4.1 of the Loan Agreement to read as follows:

(x)     Borrower will permit Lender, through its authorized agents and representatives (who need not be employees of Lender), to conduct periodic field audits of Borrower and to review its operations, books and records, credit policies, charge-off policies, collection procedures, methodology for eligibility calculations, and other matters relating to the value and maintenance of the Eligible Accounts and Eligible Inventory and Borrower's financial reporting. Except during any Event of Default Period, field audits will be conducted no more than once per calendar year, beginning August 31, 2016. Borrower will pay all costs and expenses incurred by Lender in connection with each field audit.

3.3.     Eligible Accounts. A new subsection (xviii) is hereby added to the definition of Eligible Accounts appearing in Exhibit A of the Loan Agreement to read as follows:

(xiv) Any Account which is due and owing from an account debtor which has an outstanding balance under accounts which have been billed and invoiced, if 10% or more of such balance has been outstanding more than 90 days beyond the original invoice date.

3.4.    Replacement Compliance Certificate. The form of Compliance Certificate set forth in Exhibit C of Loan Agreement is hereby replaced with Exhibit C-1 attached to this Amendment.

3.5.     Replacement Borrowing Base Certificate. The form of Borrowing Base Certificate set forth in Exhibit D of Loan Agreement is hereby replaced with Exhibit D-1 attached to this Amendment.

4.	CONDITIONS TO EFFECTIVENESS. This Amendment will be effective as of the Effective Date, but subject to satisfaction of each of the following conditions precedent:

4.1.     Execution of Amendment Documents. The following documents (collectively, the “Amendment Documents”) shall have been executed by the applicable parties and delivered to Lender, each in form and substance satisfactory to Lender:

(a)     this Amendment;

(b)     the Replacement Revolving Note; and

(c)     an amendment to the Security Instrument (mortgage) covering the Property to update the description of the indebtedness secured thereby.

4.2.     Flood Hazard Determination. Lender shall have received evidence satisfactory to it that the Property is not located in an area designated by the Secretary of Housing and Urban Development as an area having special flood or mudslide hazards, and that flood hazard insurance is not required for any credit to be extended hereunder pursuant to any Applicable Law.

4.3.     Legal Matters. All legal matters incident to this Amendment shall be satisfactory to Lender and its counsel.

5.	REPRESENTATIONS AND WARRANTIES.

5.1.     Reaffirmation. Borrower confirms that all representations and warranties made by it in the Loan Agreement and the other Loan Documents are, and as of the Effective Date will be, true and correct in all material respects, and all of such representations and warranties are hereby remade and restated as of the Effective Date and shall survive the execution and delivery of this Amendment.

5.2       Additional Representations and Warranties.

5.2.1.     Power; Transactional Authority; Enforceability. Each Borrower Party has the requisite power and authority to execute, deliver and carry out the terms and provisions of the Amendment Documents to which it is a party, and has taken all necessary actions to authorize its execution, delivery and performance of the Amendment Documents. Each Borrower Party has duly executed and delivered the Amendment Documents. The Amendment Documents each Borrower Party executes or under which such Borrower Party is obligated constitute such Borrower Party's legal, valid and binding obligations, enforceable in accordance with the terms of the Loan Documents, as amended by the Amendment Documents, subject to (i) the effect of any Applicable Bankruptcy Law, or (ii) general principles of equity.

5.2.2.     No Violation; No Consent. Each Borrower Party's execution, delivery and performance of the Amendment Documents, and compliance with the terms and provisions of the Loan Documents, as amended by the Amendment Documents, will not (i) contravene any Applicable Law, (ii) conflict or be inconsistent with or result in any breach of any term, covenant, condition or provision of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien upon any of the Property or such Borrower Party's other assets pursuant to the terms of any indenture, mortgage, deed of trust, agreement or other instrument to which such Borrower Party is a party or by which such Borrower Party or any of the Property or such Borrower Party's other assets is bound or may be subject, or (iii) violate any term of any Borrower Party's certificate of incorporation or other documents and agreements governing such Borrower Party's existence, management or operation. No Borrower Party is required to obtain the consent of any other party, including any Governmental Authority, in connection with the execution, delivery, performance, validity or enforceability of the Loan Documents, as amended by the Amendment Documents.

5.2.3.     Financial Matters. Each Borrower Party financial statement previously delivered to Lender was prepared in accordance with GAAP and completely, correctly and fairly present the financial condition and the results of operations of each Borrower Party on the date and for the period covered by the financial statements. All other reports, statements and other data that any Borrower Party furnished to Lender in connection with the Loan are true and correct in all material respects and do not omit any fact or circumstance necessary to ensure that the statements are not misleading. Each Borrower Party (i) is solvent, (ii) is not bankrupt, and (iii) has no outstanding liens, suits, garnishments, bankruptcies or court actions which may render such Borrower Party insolvent or bankrupt. Since the date of the last financial statements each Borrower Party delivered to Lender, no event, act, condition or liability has occurred or exists, which has had, or may reasonably be expected to have, a material adverse effect upon (A) such Borrower Party's business, condition (financial or otherwise) or operations, or (B) such Borrower Party's ability to perform or satisfy, or Lender's ability to enforce, any of the Indebtedness.

5.2.4.     Litigation. There are no suits or proceedings (including condemnation) pending or (to Borrower's knowledge, after reasonable inquiry) threatened against or affecting any Borrower Party or the Property or involving the validity, enforceability or priority of any of the Loan Documents. Borrower has not received notice from any Governmental Authority alleging that any Borrower Party or the Property is violating any Applicable Law.

5.2.5.     No Default. No Event of Default currently exists or would exist after giving effect to the transactions contemplated by this Amendment.

6.	MISCELLANEOUS.

6.1.     Effect of Amendment. The terms of this Amendment shall be incorporated into and form a part of the Loan Agreement. Except as expressly amended, modified and supplemented by this Amendment, the Loan Agreement shall continue in full force and effect in accordance with its original stated terms, all of which are hereby reaffirmed in every respect as of the Effective Date. In the event of any irreconcilable inconsistency between the terms of this Amendment and the terms of the Loan Agreement, the terms of this Amendment shall control and govern, and the agreements shall be interpreted so as to carry out and give full effect to the intent of this Amendment. All references to the Loan Agreement appearing in any of the Loan Documents shall hereafter be deemed references to the Loan Agreement as amended, modified and supplemented by this Amendment.

6.2.     No Course of Dealing. This Amendment shall not establish a course of dealing or be construed or relied upon as evidence of any willingness on Lender's part to grant any future consent or amendment, should any be requested.

6.3.     Release. Borrower hereby forever releases Lender from any and all liens, claims, interests and causes of action of any kind or nature (each, a “Claim”) that it now has or may hereafter have against Lender, and hereby agrees to indemnify and hold harmless Lender for all Claims that any Person may bring against Lender that arise under or in connection with the Loan Agreement based on facts existing on or before the Effective Date.

6.4.     Ratification and Affirmation. Borrower hereby acknowledges the terms of this Amendment and ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect.

6.5.     Headings. The headings of the sections and subsections of this Amendment are for convenience of reference only and will not affect the scope or meaning of the sections of this Amendment.

6.6.     Applicable Law. The Amendment Documents and the rights and obligations of Borrower and Lender are in all respects governed by, and construed and enforced in accordance with the Governing Law (without giving effect to its principles of conflicts of law), except for those terms of the Security Instruments pertaining to the creation, perfections, validity, priority or foreclosure of the liens or security interests on the Property located within the State, which terms will be governed by, and construed and enforced in accordance with the laws of the State (without giving effect to its principles of conflicts of law).

6.7.     Counterparts. This Amendment may be executed in any number of counterparts with the same effect as if all signers executed the same instrument. All counterparts of this Amendment must be construed together and will constitute one instrument.

6.8.     Reimbursement of Expenses. Borrower agrees to pay or reimburse Lender for all reasonable out-of-pocket expenses, including Attorneys' Fees, incurred by Lender in connection with the negotiation, preparation, execution and delivery of this Amendment and the other Amendment Documents and the consummation of the transactions contemplated hereby.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed effective as of the Effective Date.

Borrower:	EDUCATIONAL DEVELOPMENT CORPORATION a Delaware corporation

	By:	/s/ Randall W. White
	Name:	Randall W. White
	Title:	Chairman, President and CEO

BORROWER'S SIGNATURE PAGE TO

SECOND AMENDMENT TO LOAN AGREEMENT

Lender:	MIDFIRST BANK, a federally chartered savings association

	By:	/s/ Marc Short
	Name:	Marc Short
	Title:	Senior Vice President

LENDER'S SIGNATURE PAGE TO

SECOND AMENDMENT TO LOAN AGREEMENT

EXHIBIT A

REPLACEMENT REVOLVING NOTE

(See attached.)